Exhibit 99.1

FOR IMMEDIATE RELEASE

To:	Rappahannock Record
From:	Hazel Farmer
Date:	05/28/2003
Re:	Annual Meeting Article

OVER 200 IN ATTENDANCE AT BAY BANKS’ ANNUAL MEETING;

RESULTS OF OUTSTANDING YEAR REPORTED

Bay Banks of Virginia, Inc., holding company for Bank of Lancaster and Bay Trust Company, held its annual stockholders’ meeting and luncheon on Monday, May 19, 2003 at Indian Creek Yacht and Country Club, Kilmarnock. Chairman Ammon G. Dunton, Jr. welcomed 205 stockholders to the meeting.

Peggy George, Assistant Corporate Secretary, reported that by proxy and in person 86% of the company’s stock was represented.

Weston F. Conley, Jr. and Thomas A. Gosse were re-elected to serve three-year terms on the holding company’s board of directors.

In his opening remarks, President and CEO Austin L. Roberts, III reported that 2002 was an outstanding year for Bay Banks of Virginia. Net income exceeded $2.3 million dollars, a record for the company and representing an increase of 15% over the past record. The assets of the company also reached record levels at $263 Million, 7% higher than the previous record. Roberts stated that he was also very pleased to report that the growth has continued into 2003 and today assets are nearly $10 million greater than year-end 2002.

“Bay Banks has a proud 73-year history,” Roberts stated. “Simply put, our mission is to make the world of which we are a part a better place to live. We do this in part by optimizing the long-term returns to our stockholders, by helping our customers achieve economic success and financial security, by creating a place where our company’s family members can grow and be fulfilled in their work, and by working to make the communities we serve a better place. Doing all of this has allowed us to have the results I have just reported.”

Roberts further reported that in 2002, Bank of Lancaster continued to hold the largest market share of deposits in the Northern Neck. Of the six banks having offices in this market area, Bank of Lancaster held 30% of the deposits, up 2% from the previous year. “This dramatic advancement,” stated Roberts, “is only possible due to the conscientious, dedicated and knowledgeable leadership provided by our company’s dedicated board and management team and executed by an able and committed company family.

“We also have a duty to profitably reinvest the deposits that are entrusted to us and we do this through the loans we make. Virtually 100% of our loans are made into our local area,” Roberts reported. “These loans are used by our customers to bring their dreams to life – enabling them to buy homes and cars, allowing their businesses to operate and grow, or giving their children the opportunity to continue their education. At year-end 2002 total loans exceeded $168 million. This local reinvestment of deposits has been done profitably and the Bank’s income of $2.3 million, in turn, produced a return on equity of 10%.

“Deposits for 2002 totaled $236 million and our checking accounts, the bedrock of a banking relationship, continued to be the foundation of these deposits totaling $26 million. While deposits witnessed nice growth of 6%, our loan growth did even better with loans outstanding increasing 12% from year-end 2001 to year-end 2002. Roberts reported that Bay Banks and its affiliates provide more than just traditional banking services. “We want to be your bank is something we say in our marketing and for this to be true, we must be credible in our actions. We consider our customers as long-term partners and the focus of our actions. Customer loyalty must be earned, and there is no better way to earn this loyalty than to demonstrate that we are sincerely interested in our customers’ needs and by helping them to achieve their economic success and financial security.

“To do this, we are customer-driven and have a passion for consistently delivering additional value to our customers through attractive services and products. To this end we have continued to expand the scope of our product lines, and we have positioned ourselves to be the area’s complete financial services provider with not just traditional banking products but with credit card services, online banking, insurance products, investment products and a full range of trust services provided through Bay Trust Company. Assistance with financial planning is also available through the Planning Plus program. ‘Respect the individual – Value the relationship’ drives our behavior and is the foundation for unparalleled service. This behavior will continue to make Bay Banks, Bank of Lancaster and Bay Trust Company synonymous with superior customer service and will be the hallmark of our success going into our future.

“There is no better way to determine if we are meeting this goal than to ask the communities we are privileged to serve. A few weeks ago the Northern Neck News did just that. We are pleased to report that the people responding to the News’ survey named Bank of Lancaster as the Best Financial Institution in the Northern Neck and Middle Peninsula. This is a recognition that makes us proud but also keeps the bar high as we continue to strive each day for service excellence.

“We must always be a safe and sound financial institution. By any and all measures we are this. The regulatory agencies establish minimum capital requirements for banks and our capital position is more than double any of these requirements. The Federal Deposit Insurance Corporation (FDIC) classifies the Bank of Lancaster in its highest category and many bank research companies have also given our Bank high marks for safety and soundness.

“We also understand the importance of paying our ‘civic rent’ to our communities. More than 50 of our Bay Banks’ family members hold leadership positions in 80 different community organizations and all members of our family have been active participants in the community, whether in civic groups, churches or schools. We have a Community Service Calendar and last year, either corporately or individually, the members of our company’s family supported over 40 community activities throughout the Northern Neck and Middle Peninsula. We feel this is how we repay our communities for the success they have allowed us to have and for the support they have given us.”

In closing, Roberts stated, “By devoting ourselves to the endless journey towards excellence and making a difference, each of us will have been a part of passing a little something on to those that follow – remembering what makes us different is the difference we make.”

Bay Trust Company President and CEO Robert C. Berry, Jr. addressed the stockholders. Berry stated that one of the most exciting events for the Trust Company during 2002 was the opening of its first branch office. This new office, Berry reported, is located in the Bank of Lancaster’s Montross Branch and will help Bay Trust better serve the residents of the upper Northern Neck communities. Berry introduced Trust Officer Robert Lawrence, who heads up the new office, noting that everyone at Bay Trust is very excited about the opportunities that this expansion provides.

Berry recognized John Cardwell, who retired from the Bay Trust Company Board in April of 2003, and welcomed new Board members Allen Marple and Jane Williams.

Berry also paid tribute to the members of Bay Trust’s Advisory Board, noting that these community leaders serve as the company’s eyes and ears within the communities we serve and are a valuable resource in helping us provide products and services that our customers find of value. Berry advised that following Cardwell’s retirement, Bay Trust Company Director John H. Morris, IV was appointed Chair of the Advisory Board. Berry also welcomed new members Thomas Gale, Larry Greene and Pam Deihl White. With all of these fine people on board, Berry stated, combined with our knowledgeable and experienced staff, we are looking forward to further growth and refinement of Bay Trust Company and the opportunity to serve customers in our expanding market areas.

Chairman Dunton directed his comments to the return on the stockholders’ investment. He reported that in December 2002, the Board of Directors voted to increase dividends for the 31st consecutive year. The dividend rate was increased from 48 cents per share to 56 cents per share. With this adjustment, dividends increased 16.7% over the prior year, the largest single increase in recent history, providing a yield of 3.6%.

“Although the national economy is moving ahead only modestly, we know our local economy is vibrant,” Dunton stated. “We also know that Bank of Lancaster is increasing its market share in the Northern Neck and that the quality of its loans is high. Our branch network offers us substantial opportunities to increase our business, particularly in the counties outside of Lancaster. Our Bay Trust Company also offers an excellent platform for future growth. Bay Banks, Bank of Lancaster and Bay Trust Company have been most fortunate to attract excellent new young people, providing us with a good deal of comport for a bright future for our family of companies. I believe we are exceptionally well managed and have shown that we can successfully compete against our competitors. All of these things make me confident that over the long-term, Bay Banks, Bank of Lancaster and Bay Trust Company will continue their successes.”

The Bay Banks Board of Directors previously declared the second quarter dividend for 2003. The dividend was declared at 14 cents per share and will be paid on June 27, 2003 to stockholders of record June 13, 2003. This dividend will be paid on 2,311,190 shares for a total of $323,566.60, bringing total dividends paid to date for 2003 to $646,317.12.